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                                                                    EXHIBIT 32.2


SARBANES-OXLEY ACT SECTION 906

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. section 1350, the undersigned officer of National City Corporation (the "Company"), hereby certifies, to such officer's knowledge, that the Company's Annual Report on Form 10-K for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 14, 2005

By: /s/ Jeffrey D. Kelly
   ------------------------------

    Jeffrey D. Kelly
    Vice Chairman and Chief Financial Officer

The signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.